Carolina Financial Corporation Clarifies Record Date for First Quarter Dividend

NEWS RELEASE – For Release January 31, 2018

For More Information, Contact:

William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, S.C. January 31, 2018 - Carolina Financial Corporation (the ”Company”) (NASDAQ: CARO) The News Release issued by the Company January 24, 2018 stated incorrectly that the record date for the $0.05 dividend per share payable on April 6, 2018 was March 6, 2018. The record date for this dividend will be March 16, 2018.

About Carolina Financial Corporation

Carolina Financial Corporation (NASDAQ: CARO) is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company.  As of December 31, 2017, Carolina Financial Corporation had approximately $3.5 billion in total assets and Crescent Mortgage Company was licensed to originate loans in 47 states, partnering with community banks, credit unions and mortgage brokers.

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